CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 of Viryanet Ltd. (the “Company”) of our independent auditors’ report dated February 17, 2004, except for note 1f, as to which the date is March 16, 2005, relating to the consolidated financial statements of Viryanet Ltd. appearing in the Company’s Annual Report on Form 20-F/A for the year ended December 31, 2003.

Tel-Aviv, Israel	KOST, FORER GABBAY and KASIERER
March 23, 2005	A Member of Ernst & Young Global